     As filed with the Securities and Exchange Commission on March 30, 1999

                                                      Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                 --------------

                                NETGRAVITY, INC.

             (Exact name of Registrant as specified in its charter)

           Delaware                          7372                  77-0410283
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                                NetGravity, Inc.
                       1900 S. Norfolk Street, Suite 150
                              San Mateo, CA 94403
                                 (650) 425-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                                 John W. Danner
                      Chairman and Chief Executive Officer
                                NetGravity, Inc.
                       1900 S. Norfolk Street, Suite 150
                              San Mateo, CA 94403
                                 (650) 425-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

                                   COPIES TO:

        Larry W. Sonsini, Esq.                    Carla S. Newell, Esq.
      James N. Strawbridge, Esq.              William E. Growney, Jr., Esq.
    Christopher G. Nicholson, Esq.              Kiril M. Dobrovolsky, Esq.
   Wilson Sonsini Goodrich & Rosati        Gunderson Dettmer Stough Villeneuve
       Professional Corporation                 Franklin & Hachigian, LLP
          650 Page Mill Road                      155 Constitution Drive
         Palo Alto, CA 94304                       Menlo Park, CA 94025
            (650) 493-9300                            (650) 321-2400

                                ----------------

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

                                ----------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-73203

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                 Amount to        Proposed Maximum                           Amount of
          Title of Each Class of                     be            Offering Price     Proposed Maximum      Registration
        Securities to be Registered           Registered(1)(2)      Per Share(3)     Offering Price(3)         Fee(2)
Common Stock, par value $0.001 per share...    552,000 shares          $31.50           $17,388,000            $4,834

(1) Includes 72,000 shares of Common Stock that the Underwriters have the option to purchase to cover over-allotments, if any.

(2) 4,140,000 shares were registered under Registration Statement No. 333-73203, whereby a filing fee of $24,242 was previously paid with such registration statement pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

(3) Estimated soley for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended.

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
     Explanatory Note and Incorporation of Certain Information by Reference

    This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), by NetGravity, Inc. (the "Registrant"). In accordance with Rule 429 under the Securities Act, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-1, Commission File No. 333-73203, which was declared effective by the Commission on March 29, 1999 and related to the offering of up to 3,600,000 shares of common stock of the Registrant plus up to 540,000 shares that may be sold pursuant to the underwriters' over-allotment option. This Registration Statement is filed solely for the purpose of registering an additional 552,000 shares of common stock, including 72,000 shares that may be sold pursuant to the underwriters' over-allotment option.

                                 Certification

    The Registrant hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on March 31, 1999), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank's regular business hours no later than March 31, 1999.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 29th day of March, 1999.

                                NETGRAVITY, INC.

                                By:             /s/ STEPHEN E. RECHT
                                     -----------------------------------------
                                                  Stephen E. Recht
                                              CHIEF FINANCIAL OFFICER
                                                   AND SECRETARY

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature                       Title                    Date
------------------------------  --------------------------  -------------------

                                Chairman of the Board and
       JOHN W. DANNER *           Chief Executive Officer
------------------------------    (principal executive        March 29, 1999
        John W. Danner            officer)

                                Chief Financial Officer
     /s/ STEPHEN E. RECHT         and Secretary (principal
------------------------------    financial and accounting    March 29, 1999
       Stephen E. Recht           officer)

      J. SCOTT BRIGGS *
------------------------------  Director                      March 29, 1999
       J. Scott Briggs

     JOHN D. D. KOHLER *
------------------------------  Director                      March 29, 1999
      John D. D. Kohler

        AMNON LANDAN *
------------------------------  Director                      March 29, 1999
         Amnon Landan

    JONATHAN D. LAZARUS *
------------------------------  Director                      March 29, 1999
     Jonathan D. Lazarus

    ALEXANDER R. SLUSKY *
------------------------------  Director                      March 29, 1999
     Alexander R. Slusky

*By:    /s/ STEPHEN E. RECHT
      -------------------------
          Stephen E. Recht
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

    All exhibits filed with or incorporated by reference in the Registrant's Registration Statement on Form S-1 (Commission File No. 333-73203) are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following, which are filled herewith:

Exhibit
Number
------
  5.1  Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

 23.1  Consent of Independent Auditors.

 23.2  Consent of Counsel (included in Exhibit 5.1).